SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 17, 1999

                          Webster City Federal Bancorp
             (Exact name of registrant as specified in its charter)

           Federal                    0-26577               42-1491186
----------------------------     --------------------    -----------------
(State or other jurisdiction    (Commission File No.)    (I.R.S. Employer
       of incorporation)                                Identification No.)


Address of principal executive offices:  820 Des Moines Street, Webster City,
                                         Iowa  50595
                                         --------------------------------------

Registrant's telephone number, including area code: (515) 832-3071
                                                    ---------------



                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.       Other Events

          Webster City Federal Bancorp (the "Company") announced that the Board of Directors has approved a share repurchase program. The program calls for the repurchase of up to 87,500 shares, or 10% of the outstanding shares held by stockholders other than WCF Financial, M.H.C., the Company's mutual holding company. The repurchased shares will be held as treasury stock and will be available for general corporate purposes. Please see Press Release dated December 17, 1999, a copy of which is included as Exhibit 99.1.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              WEBSTER CITY FEDERAL BANCORP


DATE: January 7, 2000                         By:/s/Phyllis A. Murphy
                                                 -------------------------------
                                                 Phyllis A. Murphy
                                                 President and Chief
                                                 Executive Officer




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                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

     Exhibit 99.1 Press Release of Webster City Federal Bancorp dated December 17, 1999.





















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                                  EXHIBIT 99.1


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                                                               December 17, 1999
                                                           FOR IMMEDIATE RELEASE

                                           Contact: Phyllis A. Murphy, President
                                                     and Chief Executive Officer
                                                              Tel (515) 832-3071





                          WEBSTER CITY FEDERAL BANCORP
                   ANNOUNCES ADDITIONAL 10% REPURCHASE PROGRAM



         The Board of Directors of Webster City Federal Bancorp has authorized the repurchase of an additional 10% of the Company's outstanding stock held by stockholders other than WCF Financial, M.H.C., the Company's mutual holding company.

         The  Company   successfully   completed   an  initial   repurchase   of
approximately 97,000 shares in November of 1999.

         Repurchases will be made by the Company during the next six months as market conditions warrant. Repurchased shares will be held in treasury stock and will be available for general corporate purposes.

         Webster City Federal Bancorp is the holding company of Webster City Federal Savings Bank located in Webster City, Iowa. The stock trades under the Nasdaq symbol of WCFB.











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